Exhibit 15.2

Kost Forer Gabbay & Kasierer 144 Menachem Begin Road, Building A Tel-Aviv 6492102, Israel	Tel: +972-3-6232525 Fax: +972-3-5622555 ey.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-233958) pertaining to the Eltek Ltd 2018 Israeli Share Award Plan of Eltek Ltd;

Of our report dated Match 26, 2026, with respect to the consolidated financial statements of Eltek Ltd included in this Annual Report (Form 20-F) of Eltek Ltd. for the year ended December 31, 2025.

/S/KOST FORER GABBAY & KASIERER
A member of EY Global

March 26, 2026
Tel Aviv, Israel